                                                                  Exhibit 99.B10



                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the use of our reports (and to all references to our Firm) included in or made a part of this registration statement.

                                             ARTHUR ANDERSEN LLP

                                             /s/ ARTHUR ANDERSEN LLP
                                             _________________________________

Houston, Texas
August 4, 2000